Exhibit 99.1

REAL INDUSTRY APPOINTS MICHAEL HOBEY AS CHIEF FINANCIAL OFFICER

SHERMAN OAKS, Calif., September 15, 2016 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today announced that it has appointed Michael Hobey as Executive Vice President and Chief Financial Officer of the Company, succeeding Kyle Ross who had been appointed as President, Interim Chief Executive Officer and Chief Investment Officer on August 19, 2016.

Mr. Hobey, 43, has served as the Chief Financial Officer of the Company’s indirect wholly owned subsidiary, Real Alloy Holding, Inc., since the business’ acquisition in February 2015 and has more than ten years of industry experience in a variety of senior level financial positions.

Prior to joining Real Alloy, Mr. Hobey served as Chief Financial Officer of the predecessor entity known as Global Recycling & Specification Alloys at Aleris International, Inc. (“Aleris”). Mr. Hobey joined Aleris in June 2006, serving as Vice President, Corporate Development, through July 2009 when he was named Vice President and Treasurer.

Before joining Aleris, he served as Vice President in the Investment Banking Division at Citigroup Global Markets and held various positions with McDonnell Douglas and Boeing immediately following college. Mr. Hobey holds a Bachelor of Science degree from Brown University and an MBA from the MIT Sloan School of Management.

Mr. Ross, President, Interim Chief Executive Officer, and Chief Investment Officer, stated, “We are very pleased to promote Mike to the CFO position of Real Industry, and are confident that his knowledge of Real Alloy will ensure continuity in our operations and contribute to the Company’s future performance.  We  benefit from a strong finance and accounting team, which allows Mike to step into this new role without having an impact on Real Alloy and without the need to replace his prior position.  Mike’s leadership was essential in the integration of Real Alloy following its acquisition, and he has shown strong strategic and value-added analyses which will transfer well into his role as CFO of Real Industry.  In addition, his financial acumen and M&A experience with Aleris and as an investment banker will prove invaluable as we advance in our growth strategy through acquisitions, continue to execute our business plan and maximize the value of our unique tax assets.”

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and U.S. federal net operating loss tax carryforwards of more than $870 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements regarding Mr. Hobey’s role as CFO, the Company’s growth through acquisitions, continued execution of its business plan and maximizing the value of the Company’s unique tax assets; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking

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statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, and subsequent Forms 10-Q, including the “Risk Factors” therein, as well as the Company’s other SEC filings, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com